Exhibit 10.1

SIXTH AMENDMENT
TO
LETTER OF CREDIT AGREEMENT
dated as of
November 3, 2014
among

NUSTAR LOGISTICS, L.P.,
NUSTAR ENERGY L.P.,
The Lenders Party Hereto
and
MIZUHO BANK, LTD.,
as Issuing Bank and Administrative Agent

SIXTH AMENDMENT TO LETTER OF CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO LETTER OF CREDIT AGREEMENT (this “Amendment”) dated as of November 3, 2014, is among NUSTAR LOGISTICS, L.P., a Delaware limited partnership (the “Borrower”); NUSTAR ENERGY L.P., a Delaware limited partnership (the “MLP”); MIZUHO BANK, LTD. (formerly known as Mizuho Corporate Bank, Ltd.), as administrative agent (in such capacity, the “Administrative Agent”) and as Issuing Bank; and the undersigned Lender (collectively, the “Lenders”); and is acknowledged and agreed to by NUSTAR PIPELINE OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the “Subsidiary Guarantor” and together, with the Borrower and the MLP, the “Obligors”).
R E C I T A L S
A.    The Borrower, the MLP, the Administrative Agent and the Lenders are parties to that certain Letter of Credit Agreement dated as of June 5, 2012 (as amended, the “Reimbursement Agreement”), pursuant to which the Issuing Bank and the Lenders have made certain extensions of credit available to the Borrower.
B.    The Subsidiary Guarantor is a party to that certain Subsidiary Guaranty Agreement dated as of June 5, 2012 made by each of the Guarantors (as defined therein) in favor of the Administrative Agent (the “Subsidiary Guaranty”).
C.    The Borrower has requested and the Administrative Agent, the Issuing Bank, and the Lenders have agreed to amend certain provisions of the Reimbursement Agreement, subject to the terms and conditions of this Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Reimbursement Agreement. Unless otherwise indicated, all references to Sections and Articles in this Amendment refer to Sections and Articles of the Reimbursement Agreement.
Section 2.    Amendments to Reimbursement Agreement.
2.1    Amendments to Section 1.01.

(a)    Section 1.01 of the Reimbursement Agreement is hereby amended to delete the definitions of “Go-Zone Bond Indentures,” “Indebtedness,” “Indenture,” “NuStar Logistics Indenture,” “Pro Forma Compliance,” and “Revolving Credit Agreement” in their entirety and replace them with the following:
Go-Zone Bond Indentures means, collectively: (a) the Indenture of Trust dated as of June 1, 2008 between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; (b) the Series 2010 Indenture; (c) the Indenture of Trust dated as of October 1, 2010 between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; (d) the Indenture of Trust dated as of December 1, 2010 between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; and (e) the Indenture of Trust dated as of August 1, 2011 between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee, and (f) any other indenture of trust on the same or substantially the same terms as those contained in the indentures described in the foregoing clauses (a) through (e), provided that the Go-Zone Bonds issued thereunder are for the purpose of financing the acquisition or construction of nonresidential real property to be located in the geographical limits of the Gulf Opportunity Zone as provided in the Gulf Opportunity Zone Act of 2005.
Indebtedness of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or by any other securities providing for the mandatory payment of money (including, without limitation, preferred stock subject to mandatory redemption or sinking fund provisions), (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all non-contingent obligations of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person with respect to any arrangement, directly or indirectly, whereby such Person or its Subsidiaries shall sell or transfer any material asset, and whereby such Person or any of its Subsidiaries shall then or immediately thereafter rent or lease as lessee such asset or any part thereof, and (l) all Securitization Obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

Indenture means the NuStar Logistics Indenture.

NuStar Logistics Indenture means that certain Indenture dated as of July 15, 2002 among the MLP, the Borrower and Wells Fargo Bank, National Association (the “NuStar Logistics Trustee”), as amended and supplemented by a First Supplemental Indenture thereto dated as of July 15, 2002, a Second Supplemental Indenture thereto dated as of March 18, 2003, a Third Supplemental Indenture dated as of July 1, 2005, a Fourth Supplemental Indenture thereto dates as of April 4, 2008, a Fifth Supplemental Indenture thereto dated as of August 12, 2010, and a Sixth Supplemental Indenture thereto dated as of February 2, 2012, and a Seventh Supplemental Indenture thereto dated as of August 19, 2013, by and among the Borrower, the MLP as guarantor, NPOP, as affiliate guarantor and the NuStar Logistics Trustee.
Pro Forma Compliance means, for any day, that the MLP is in “Pro Forma Compliance” as such term is defined in the Revolving Credit Agreement.
Revolving Credit Agreement means that certain Amended and Restated 5-Year Revolving Credit Agreement dated as of October 29, 2014 among the Borrower, the MLP, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, modified, supplemented or restated.
(b)    Section 1.01 of the Reimbursement Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:
Anti-Corruption Laws means all laws, rules, and regulations of any jurisdiction applicable to MLP, Borrower or any of their respective Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.

Covered Material Indebtedness means Indebtedness of the MLP or any Subsidiary of the MLP in an aggregate principal amount exceeding $200,000,000.

Sanctioned Country means, at any time, a country or territory which is itself, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealing with such country, territory or government (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).
Sanctioned Person means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), or by the United Nations Security Council, the European Union or any EU member state, or Her Majesty’s Treasury, (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) any Person directly or indirectly owned or controlled by any such Person or Persons.
Sanctions means economic or financial sanctions or trade embargoes or restricted measures imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
Securitization Entity means any Person engaged solely in the business of effecting Securitization Transactions and related activities.
Securitization Obligations has the meaning given such term in the definition of Securitization Transaction.
Securitization Transaction means any transaction in which the Borrower or a Restricted Subsidiary sells or otherwise transfers accounts receivable or other rights to payment (whether existing or arising in the future) and assets related thereto (a) to one or more purchasers or (b) to a special purpose entity that (i) borrows under a loan secured by or issues securities payable from such accounts receivable or other rights to payment (or undivided interests therein) and related assets or (ii) sells or otherwise transfers such accounts receivable or other rights to payment (or undivided interests therein) and related assets to one or more purchasers, whether or not amounts received in connection with the sale or other transfer of such accounts receivable or other rights to payment and related assets to an entity referred to in clause (a) or (b) above would under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower. The amount of any Securitization Transaction (“Securitization Obligations”) shall be deemed at any time to be (1) the aggregate outstanding principal or stated amount of the borrowings or securities in connection with the transactions referred to in clause (b)(i) of the preceding sentence; (2) the outstanding amount of capital invested in or unrecovered outstanding purchase price paid in connection with a transaction referred to in clause (b)(ii) of the preceding sentence; or (3) if there shall be no such principal or stated amount or outstanding capital invested or unrecovered purchase price, the uncollected amount of the accounts receivable transferred to such purchaser(s) pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible and any discount in the purchase price thereof.
(c)     Section 1.01 of the Reimbursement Agreement is hereby amended to delete the definitions of “Asphalt Business Disposition,” “Consolidated Debt,” “Consolidated Debt Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Operating Income,” “Material Project EBITDA Adjustments,”, “NPOP Indenture”, and “NPOP Notes.”
2.2    Amendment to Section 3.04(b). Section 3.04(b) is hereby amended to delete “December 31, 2011” and replace it with “December 31, 2013” where it appears in such section.

2.3    Amendment to Article III. The following new Section 3.13 is hereby added to Article III in its appropriate alphabetical order:

“Section 3.13.    Anti-Corruption Laws and Sanctions. Each of the MLP and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the MLP, the Borrower, and their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each of the MLP, the Borrower, their respective Subsidiaries and their respective officers and employees and to the knowledge of each of the MLP and the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the MLP, the Borrower, any of their respective Subsidiaries or to the knowledge of each of the MLP, the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of each of the MLP and the Borrower, any agent of the MLP or the Borrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Letter of Credit, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.”

2.4    Amendment to 5.07. The following is hereby added to the end of Section 5.07:

“Each of the MLP and the Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the MLP and the Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”

2.5    Amendment to Section 5.11. Section 5.11 is hereby deleted in its entirety and replaced with the following:

“5.11 Subsidiary Guaranty. It will cause each of its Subsidiaries that guarantees any Covered Material Indebtedness of the MLP or any Subsidiary of the MLP (including, without limitation, any debt issued pursuant to the Indenture), to guarantee the Borrower Obligations, by executing and delivering to the Administrative Agent, for the benefit of the Lenders, on or prior to the Effective Date with respect to any Subsidiary that guarantees any such Covered Material Indebtedness as of the Effective Date, and thereafter, within five (5) Business Days after any

Subsidiary guarantees any such Covered Material Indebtedness (a) a Subsidiary Guaranty (or a supplement thereto as may be requested by the Administrative Agent) and (b) such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. For the avoidance of doubt, if at any time any Subsidiary referenced above does not guarantee any obligations of the MLP or any of its Subsidiaries under any Covered Material Indebtedness (including the Indenture) or any such Subsidiary is to be released from such guarantee of such Covered Material Indebtedness immediately following such Subsidiary’s release from the Subsidiary Guaranty, then such Subsidiary shall be released from the Subsidiary Guaranty in accordance with Section 6.15 of the Subsidiary Guaranty; provided that if such Subsidiary is not released from such guarantee of such Covered Material Indebtedness within five (5) days of such Subsidiary’s release from the Subsidiary Guaranty, then such Subsidiary shall immediately become a party to the Subsidiary Guaranty.”
2.6    Amendment to Section 6.01. Section 6.01 is hereby deleted in its entirety and replaced with the following:

“6.01    Indebtedness. It will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness created under this Agreement;
(b)    Indebtedness created under the Revolving Credit Agreement;
(c)    Indebtedness of the MLP to any Restricted Subsidiary and of any Restricted Subsidiary to the MLP or any other Restricted Subsidiary;
(d)    Guarantees by the MLP of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the MLP or any other Restricted Subsidiary;
(e)    Indebtedness of the type referred to in clause (k) of the definition of Indebtedness in an aggregate amount not to exceed $120,000,000 at any one time outstanding;
(f)    Securitization Obligations in respect of Securitization Transactions in an aggregate amount not to exceed $300,000,000 at any one time outstanding; and
(g)    other Indebtedness of the MLP and any Restricted Subsidiary; provided that, both before and after such Indebtedness is created, incurred or assumed, no Event of Default shall have occurred and be continuing under this Agreement, and the MLP shall be in Pro Forma Compliance.
Notwithstanding the foregoing or anything to the contrary contained herein, the MLP and the Borrower will not permit the aggregate principal amount of Indebtedness of all Restricted Subsidiaries (other than Indebtedness of the Borrower) at any time to exceed 10% of Consolidated Net Tangible Assets.”
2.7    Amendment to Section 6.02(d). Section 6.02(d) is hereby amended to delete “Section 6.01(f)” and replace it with “Section 6.01(e)” where it appears in such section.

2.8    Amendment to Section 6.02(e). Section 6.02(e) is hereby deleted in its entirety and replaced with the following:

“(e)    other Liens securing Indebtedness (including Liens granted on accounts receivable or other rights to payment and related assets in connection with Securitization Transactions permitted by Section 6.01(f) in an amount that does not at any time exceed 15% of Consolidated Net Worth”

2.9    Amendment to Section 6.04(e). Section 6.04(e) is hereby amended to delete “and Aves Depoeuluk Ve Antrpoculuk Hizmetleri A.S.”

2.10    Amendments to Section 6.08.

(a)    Section 6.08 is hereby amended to delete the phrase “or by the UK Credit Agreement” from clause (i).
(b)    Section 6.08 is hereby amended to add the phrase “arising or agreed to after the date of this Agreement” after the phrase “provided that such restrictions or conditions” in clause (iii)(y).
(c)    Section 6.08 is hereby amended to add the following at the end of such section.
“The phrase “and (vii) clause (a) of the foregoing shall not apply to any prohibitions or restrictions on the Borrower, any Restricted Subsidiary or any Securitization Entity pursuant to a Securitization Transaction permitted hereunder.”

2.11    Amendment to Section 6.11. Section 6.11 is hereby deleted in its entirety and replaced with “Until the Commitments are terminated in accordance with this Agreement, Borrower shall comply with the financial covenant set forth in Section 6.11 of the Revolving Credit Agreement.”

2.12    Amendment to Section 10.01. The notice address for Borrower or the MLP in Section 10.01 is hereby amended to be 19003 IH-10 West, San Antonio, Texas 78257, Attention of Executive Vice President and Chief Financial Officer (Telecopy No. (210)918-5596).

2.13    Amendment to Section 10.02(b). Section 10.02(b) is hereby amended to delete the last sentence in such section and replace it with the following:

“In the event that (i) the Revolving Credit Agreement is amended, supplemented or otherwise modified or (ii) a consent or waiver with respect to the Revolving Credit Agreement is entered into with respect to the affirmative covenants, the negative covenants and the definitions related thereto, then the corresponding provisions of this Agreement will be deemed automatically amended to conform to the changes made to the Revolving Credit Agreement so long as all the Lenders party hereto have also executed such amendment, supplement, modification, consent or waiver to the Revolving Credit Agreement as a lender thereunder, thus approving the amendments described therein.”

2.14    Section 6.14 of Exhibit D. Section 6.14 of Exhibit D is hereby amended to delete Section 5.10 where it appears in such section and replace it with Section 5.11.

2.15    Section 6.15 of Exhibit D. Section 6.15 of Exhibit D is hereby deleted in its entirety and replaced with the following:

“Release of Guarantors. At the request and sole expense of the Borrower and the MLP: any Subsidiary of the MLP that is a Guarantor shall be released from its obligations hereunder in the event that (a) all of the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Reimbursement Agreement or (b) such Subsidiary does not guarantee any obligations of the MLP or any of its Subsidiaries under any Covered Material Indebtedness (including the Indenture), or any such Subsidiary is to be released from such guarantee of such Covered Material Indebtedness immediately following such Subsidiary’s release from its obligations hereunder, provided that the Borrower and the MLP shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request of a Responsible Officer of each of the Borrower and the MLP for release identifying the relevant Guarantor and the terms of the sale or other disposition or release from such guaranty, as the case may be, in reasonable detail, together with a certification by the Borrower and the MLP that such transaction is in compliance with the Reimbursement Agreement and the other Loan Documents and that at the time of such release, after giving effect to any other Subsidiary of the MLP becoming a party hereto, the Borrower and the MLP are in compliance with Section 5.11 of the Reimbursement Agreement and no Event of Default exists or would exist as a result of such release; provided further that if such Subsidiary is not released from such guarantee of such Covered Material Indebtedness within five (5) days of such Subsidiary’s release from the Subsidiary Guaranty, then such Subsidiary shall immediately become a party to the Subsidiary Guaranty.”

2.16    Amendment to Schedule 3.06. Schedule 3.06 is hereby deleted in its entirety and replaced with Schedule 3.06 attached hereto.

2.17    Amendment to Schedule 3.12. Schedule 3.12 is hereby deleted in its entirety and replaced with Schedule 3.12 attached hereto.

2.18     Amendment to Schedule 6.01. Schedule 6.01 is hereby deleted in its entirety.

2.19     Amendment to Schedule 6.04. Schedule 6.04 is hereby deleted in its entirety.
2.20    Amendment to Schedule 6.08. Schedule 6.08 is hereby deleted in its entirety and replaced with Schedule 6.08 attached hereto.
Section 3.    Conditions Precedent. This Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Reimbursement Agreement) (the “Effective Date”):
3.1    The Administrative Agent, the Issuing Bank, and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this Amendment on or prior to the Effective Date.
3.2    The Administrative Agent shall have received from the Borrower, the MLP, the Subsidiary Guarantor, the Issuing Bank and the Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.
3.3    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

3.4    No Default shall have occurred and be continuing, after giving effect to the terms of this Amendment.
Section 4.    Miscellaneous.
4.1    Confirmation. The provisions of the Reimbursement Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.
4.2    Ratification and Affirmation; Representations and Warranties. Each Obligor hereby: (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, after giving effect to the amendments contained herein; (c) agrees that from and after the Effective Date each reference to the Reimbursement Agreement and the other Loan Documents shall be deemed to be a reference to the Reimbursement Agreement, as amended by this Amendment; and (d) represents and warrants to the Administrative Agent, the Issuing Bank, and the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date and (ii) no Default has occurred and is continuing.
4.3    Amendments to Subsidiary Guaranty. Subsidiary Guarantor hereby consents to this Amendment and acknowledges and agrees that from and after the Effective Date that the Subsidiary Guaranty is hereby amended as follows:
(a)    Section 6.14 of the Subsidiary Guaranty is hereby amended to delete Section 5.10 where it appears in such section and replace it with Section 5.11.
(b)    Section 6.15 of the Subsidiary Guaranty is hereby deleted in its entirety and replaced with the following:

“Release of Guarantors. At the request and sole expense of the Borrower and the MLP: any Subsidiary of the MLP that is a Guarantor shall be released from its obligations hereunder in the event that (a) all of the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Reimbursement Agreement or (b) such Subsidiary does not guarantee any obligations of the MLP or any of its Subsidiaries under any Covered Material Indebtedness (including the Indenture), or any such Subsidiary is to be released from such guarantee of such Covered Material Indebtedness immediately following such Subsidiary’s release from its obligations hereunder, provided that the Borrower and the MLP shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request of a Responsible Officer of each of the Borrower and the MLP for release identifying the relevant Guarantor and the terms of the sale or other disposition or release from such guaranty, as the case may be, in reasonable detail, together with a certification by the Borrower and the MLP that such transaction is in compliance with the Reimbursement Agreement and the other Loan Documents and that at the time of such release, after giving effect to any other Subsidiary of the MLP becoming a party hereto, the Borrower and the MLP are in compliance with Section 5.11 of the Reimbursement Agreement and no Event of Default exists or would exist as a result of such release; provided further that if such Subsidiary is not released from such guarantee of such Covered Material Indebtedness within five (5) days of such Subsidiary’s release from the Subsidiary Guaranty, then such Subsidiary shall immediately become a party to the Subsidiary Guaranty.”

4.4    Loan Document. This Amendment is a “Loan Document” as defined and described in the Reimbursement Agreement and all of the terms and provisions of the Reimbursement Agreement relating to Loan Documents shall apply hereto.
4.5    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
4.6    NO ORAL AGREEMENT. THIS AMENDMENT, THE REIMBURSEMENT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
4.7    GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NUSTAR LOGISTICS, L.P.

By:    NuStar GP, Inc., its General Partner

By:        /s/ Thomas R. Shoaf
Thomas R. Shoaf
Executive Vice President and Chief Financial Officer

NUSTAR ENERGY L.P.

By:	Riverwalk Logistics, L.P., its General Partner

By:    NuStar GP, LLC, its General Partner

By:        /s/ Thomas R. Shoaf
Thomas R. Shoaf
Executive Vice President and Chief Financial Officer

Acknowledged and Agreed to by:

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P., as Subsidiary Guarantor

By:	NuStar Pipeline Company, LLC, its General Partner

By:        /s/ Thomas R. Shoaf
Thomas R. Shoaf
Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO SIXTH AMENDMENT TO LETTER OF CREDIT AGREEMENT

MIZUHO BANK, LTD.
(formerly known as Mizuho Corporate Bank, Ltd.),
as Issuing Bank, as Administrative Agent, and as a Lender

By:        /s/ Leon Mo
Leon Mo
Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDMENT TO LETTER OF CREDIT AGREEMENT

SCHEDULE 3.06
Disclosed Matters
All actions, suits, proceedings, claims and Environmental Liabilities arising out of or related to the refined product terminal in Portland, Oregon located adjacent to the Portland Harbor, as described in NuStar Energy L.P.’s Annual Report on Form 10-K for the year ended December 31, 2013.
Any other actions, suits, proceedings, claims and investigations described in NuStar Energy L.P.’s Annual Report on Form 10-K for the year ended December 31, 2013.

Schedule 3.06

SCHEDULE 3.12
Subsidiaries

Subsidiary	Jurisdiction of Formation	Restricted/ Unrestricted/Material	Ownership Percentage
Bicen Development Corporation N.V.	Sint Eustatius	Restricted	100%
Cooperatie NuStar Holdings U.A.	Netherlands	Restricted	100%
Diamond K Limited	Bermuda	Restricted	100%
LegacyStar, Inc.	Delaware	Restricted	100%
LegacyStarInvestment, LLC	Delaware	Restricted	100%
LegacyStar, LLC	Delaware	Restricted	100%
Kaneb Management, LLC	Delaware	Restricted	100%
Kaneb Management Company LLC	Delaware	Restricted	100%
NuStar Pipeline Company, LLC	Delaware	Restricted	100%
NuStar Pipeline Holding Company, LLC	Delaware	Restricted	100%
NuStar Pipeline Operating Partnership L.P.	Delaware	Restricted - Material	100%
NuStar Pipeline Partners L.P.	Delaware	Restricted	100%
LegacyStarServices, LLC	Delaware	Restricted	100%
NS Security Services, LLC	Delaware	Restricted	100%
NuStar Asphalt Chickasaw, LLC	Texas	Restricted	100%
NuStar Asphalt Holdings, Inc.	Delaware	Restricted	100%
NuStar Asphalt Holdings, LLC	Delaware	Restricted	100%
NuStar Refining, LLC	Delaware	Restricted	100%
NuStar Supply & Trading LLC	Delaware	Restricted	100%
NuStar Terminals B.V.	Netherlands	Restricted	100%
NuStar Eastham Limited	England	Restricted	100%
NuStar Terminals Limited	England	Restricted	100%
NuStar Energy Services, Inc.	Delaware	Restricted	100%
NuStar Burgos, LLC	Delaware	Restricted	100%
NuStar GP, Inc.	Delaware	Restricted	100%
NuStar Holdings B.V.	Netherlands	Restricted	100%
NuStar Internacioncal, S. deR.L. de C.V.	Mexico	Restricted	100%
NuStar Logistics, L.P.	Delaware	Restricted - Material	100%
Petroburgos, S. de R.L. de C.V.	Mexico	Restricted	100%
Point Tupper Marine Services Co.	Nova Scotia	Restricted	100%
NuStar Grangemouth Limited	England	Restricted	100%
Saba Company N.V.	Sint Eustatius	Restricted	100%
Seven Seas Steamship Company (Sint Eustatius) N.V.	Sint Eustatius	Restricted	100%
Shore Terminals LLC	Delaware	Restricted	100%
NuStar Texas Holding, Inc.	Delaware	Restricted	100%
NuStar Terminals Texas, Inc.	Delaware	Restricted	100%

Schedule 3.12

Subsidiary	Jurisdiction of Formation	Restricted/ Unrestricted/Material	Ownership Percentage
NuStar Terminals Partners TX L.P.	Delaware	Restricted	100%
NuStar Technology, Inc.	Delaware	Restricted	100%
NuStar Terminals Antilles N.V.	Curacao	Restricted	100%
NuStar Terminals Canada Co.	Nova Scotia	Restricted	100%
NuStar Terminals Canada Holdings Co	Nova Scotia	Restricted	100%
NuStar Terminals Canada Partnership	Nova Scotia	Restricted	100%
NuStar Terminals Corporation N.V.	Curacao/Netherlands	Restricted	100%
NuStar Terminals Delaware, Inc.	Delaware	Restricted	100%
NuStar Caribe Terminals, Inc.	Delaware	Restricted	100%
NuStar Terminals International N.V.	Curacao	Restricted	100%
NuStar Terminals Marine Services N.V.	Sint Eustatius	Restricted	100%
NuStar Terminals New Jersey, Inc.	Delaware	Restricted	100%
NuStar Terminals N.V.	Sint Eustatius	Restricted - Material	100%
NuStar Terminals Operations Partnership L.P.	Delaware	Restricted	100%
NuStar Terminals Services, Inc.	Delaware	Restricted	100%
Texas Energy Services LLC	Delaware	Restricted	100%

Schedule 3.12

SCHEDULE 6.08
Existing Restrictions
Restrictions and conditions set forth in the following documents:

•	the Indenture;

•	this Agreement;

•
Letter of Credit Agreement dated as of June 5, 2013 among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto and The Bank of Nova Scotia, as Issuing Bank and Administrative Agent, as amended; and

•
Letter of Credit Agreement dated as of September 3, 2014 among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Issuing Bank and Administrative Agent.

Schedule 6.08